CERTIFICATION PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
I, David B. Perkins, Principal Executive Officer of Hatteras Multi-Strategy Fund, L.P., certify to the best of my knowledge that:
1. The N-CSR of the registrant for the period ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and
2 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: DECEMBER 9, 2010	/s/ David B. Perkins David B. Perkins, President
(principal executive officer)
A signed original of this written statement required by Section 906 has been provided to Hatteras Multi-Strategy Fund, L.P. and will be retained by Hatteras Investment Partners LLC, and furnished to the Securities and Exchange Commission or its staff upon request.
CERTIFICATION PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
I, R. Lance Baker, Principal Financial Officer of Hatteras Multi-Strategy Fund, L.P., certify to the best of my knowledge that:
1. The N-CSR of the registrant for the period ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: DECEMBER 9, 2010	/s/ R. Lance Baker R. Lance Baker, Treasurer
(principal financial officer)
A signed original of this written statement required by Section 906 has been provided to Hatteras Multi-Strategy Fund, L.P. and will be retained by Hatteras Investment Partners LLC, and furnished to the Securities and Exchange Commission or its staff upon request.